News Release

SINCLAIR REPORTS THIRD QUARTER 2024 FINANCIAL RESULTS

BALTIMORE (November 6, 2024) - Sinclair, Inc. (Nasdaq: SBGI), the "Company" or "Sinclair," today reported financial results for the three and nine months ended September 30, 2024.

Highlights:
•Solid third quarter results, with core advertising revenues growing by 1% year-over-year during a quarter with record political revenues
•Political revenues of $138 million, a 31% increase over 2020 levels, which was impacted by $5 million of lost revenue due to late ad cancellations during the quarter
•Approximately $406 in 2024 political revenues, which reflects $26 million of lost revenue due to a late geographic shift of existing commitments to non-Sinclair markets
•Distribution revenues in the third quarter up 5% year-over-year as 78% of our Big 4 network MVPD linear subscriber base are now subject to new retransmission consent agreements this year
•Third Quarter adjusted EBITDA in-line with guidance range
•Full-year adjusted EBITDA guidance range reflects a year-over-year increase of 54% to 56%

CEO Comment:
"Sinclair delivered solid third quarter results, as core advertising revenues grew by 1% year-over-year, in spite of record-breaking political revenues," commented Chris Ripley, Sinclair's President and Chief Executive Officer. "This is unprecedented for Sinclair in recent history and perhaps the industry to be able to grow core advertising revenues in the third quarter of a political year. Total advertising revenue was up 42% year-over-year and distribution revenues grew by 5%. We have now reached agreement to renew retransmission consent agreements covering 78% of our Big 4 network MVPD linear subscriber base this year and we are confident in our ability to grow net retransmission revenues in line with our prior mid-single-digit CAGR estimate from 2023-2025. Our industry-leading core advertising revenue trends, and with most of our retrans and network affiliation agreement renewals now behind us, we believe we are well-positioned to finish 2024 on a strong note."

Recent Company Developments:

Content and Distribution:
•In August and September, the Company expanded its podcast division, launching a new slate of sports programming featuring top athletes, coaches, and experts including “The Triple Option,” hosted by Urban Meyer, Mark Ingram II, and Rob Stone and “Throwbacks” with Matt Leinart and Jerry Ferrara. The podcasts have both consistently ranked among Apple's top-10 sports podcasts.
•In October, the Company announced the launch of a soccer-focused podcast, "Unfiltered Soccer with Landon and Tim," featuring former U.S. soccer stars Landon Donovan and Tim Howard.
•In the third quarter, the Company entered into a multi-year renewal with Altice USA for continued carriage of Sinclair's broadcast stations, Tennis Channel, and the YES Network on Altice's Optimum and Suddenlink owned systems.
•In the third quarter, the Company entered into a multi-year renewal with DIRECTV for continued carriage of Sinclair’s broadcast stations, Tennis Channel, Marquee Sports Network, and the YES Network across DIRECTV, DIRECTV Stream and U-verse.

•In October, the Company launched the Rip City Television Network, a network of Sinclair affiliates throughout the Pacific Northwest to serve as the new television home of Trail Blazers starting with the 2024-25 season.
•Year-to-date, Sinclair's newsrooms have won a total of 196 journalism awards, including 24 RTDNA Regional Edward R. Murrow Awards for Outstanding Journalism and 24 regional Emmy awards.
Community:
•In October, the Company ran Sinclair Cares: Hurricane Relief, a fundraising partnership with the Salvation Army and The United Way to assist with humanitarian relief efforts on the ground in Western North Carolina, South Carolina, Georgia, Florida, Virginia and Tennessee in the aftermath of Hurricanes Helene and Milton. Including Sinclair's corporate donation of $50,000, the campaign raised nearly $1.3 million in donations designated for delivering emergency aid, including food, water, shelter and cleanup kits.
Investment Portfolio:
•During the third quarter, Sinclair Ventures, LLC (Ventures) made investments of approximately $7 million in minority investments and received distributions of approximately $5 million.

Financial Results:
Three Months Ended September 30, 2024 Consolidated Financial Results:
•Total revenues increased 20% to $917 million versus $767 million in the prior year period. Media revenues increased 20% to $908 million versus $758 million in the prior year period.
•Total advertising revenues of $433 million increased 42% versus $304 million in the prior year period. Core advertising revenues, which exclude political revenues, were $295 million versus $293 million in the prior year period.
•Distribution revenues of $434 million increased versus $414 million in the prior year period.
•Operating income of $179 million increased versus $37 million in the prior year period.
•Net income attributable to the Company was $94 million versus net loss of $46 million in the prior year period.
•Adjusted EBITDA increased 72% to $249 million from $145 million in the prior year period.
•Diluted earnings per common share was $1.43 as compared to diluted loss per common share of $0.74 in the prior year period.
Nine Months Ended September 30, 2024 Consolidated Financial Results:
•Total revenues increased 10% to $2,544 million versus $2,308 million in the prior year period. Media revenues increased 10% to $2,519 million versus $2,285 million in the prior year period.
•Total advertising revenues of $1,097 million increased 19% versus $922 million in the prior year period. Core advertising revenues, which excludes political revenues, of $895 million were down 1% versus $902 million in the prior year period.
•Distribution revenues of $1,305 million increased versus $1,258 million in the prior year period.
•Operating income of $285 million increased versus $55 million in the prior year period.
•Net income attributable to the Company was $134 million versus $50 million in the prior year period.

•Adjusted EBITDA increased 45% to $546 million from $377 million in the prior year period.
•Diluted earnings per common share was $2.05 as compared to diluted earnings per common share of $0.75 in the prior year period.

Segment financial information is included in the following tables for the periods presented. The Local Media segment consists primarily of broadcast television stations, which the Company owns, operates or to which the Company provides services, and includes multicast networks and original content. The Local Media segment assets are owned and operated by Sinclair Broadcast Group, LLC (SBG). The Tennis segment consists primarily of Tennis Channel, a cable network which includes coverage of most of tennis' top tournaments and original professional sport and tennis lifestyle shows; the Tennis Channel International subscription and streaming service; Tennis Channel Plus streaming service; T2 FAST, a 24-hours a day free ad-supported streaming television channel; and Tennis.com. Other includes non-broadcast digital solutions, technical services, and other non-media investments. For periods presented subsequent to June 1, 2023 (the date of the reorganization), the assets of the Tennis segment and Other are owned and operated by Ventures.

Three months ended September 30, 2024	Local Media	Tennis	Other	Corporate and Eliminations	Consolidated
($ in millions)
Distribution revenue	$383	$51	$—	$—	$434
Core advertising revenue	283	8	9	(5)	295
Political advertising revenue	138	—	—	—	138
Other media revenue	41	1	—	(1)	41
Media revenues	$845	$60	$9	$(6)	$908
Non-media revenue	—	—	10	(1)	9
Total revenues	$845	$60	$19	$(7)	$917

Media programming and production expenses	$384	$30	$—	$—	$414
Media selling, general and administrative expenses	188	13	6	(6)	201
Non-media expenses	2	—	12	—	14
Amortization of program costs	18	—	—	—	18
Corporate general and administrative expenses	24	1	1	15	41
Stock-based compensation	8	—	—	3	11
Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	7	—	2	—	9
Interest expense (net)(a)	74	—	(5)	—	69
Capital expenditures	17	—	—	—	17
Distributions to the noncontrolling interests	3	—	—	—	3
Cash distributions from equity investments	—	—	2	—	2
Net cash taxes paid					1

Net income					96
Operating income (loss)	182	11	1	(15)	179
Adjusted EBITDA(b)	244	16	2	(13)	249
Note: Certain amounts may not summarize to totals due to rounding differences.
(a)Interest expense (net) excludes deferred financing costs, original issue discount amortization, and other non-cash interest expense, and is net of interest income.
(b)Adjusted EBITDA is defined as earnings before interest, tax, depreciation and amortization, and non-recurring and unusual transaction, implementation, legal, regulatory and other costs, as well as certain non-cash items such as stock-based compensation expense and other gains and losses less amortization of program costs. Refer to the reconciliation at the end of this press release and the Company’s website.

Three months ended September 30, 2023	Local Media	Tennis	Other	Corporate and Eliminations	Consolidated
($ in millions)
Distribution revenue	$365	$49	$—	$—	$414
Core advertising revenue	281	9	6	(3)	293
Political advertising revenue	11	—	—	—	11
Other media revenue	40	1	—	(1)	40
Media revenues	$697	$59	$6	$(4)	$758
Non-media revenue	—	—	11	(2)	9
Total revenues	$697	$59	$17	$(6)	$767

Media programming and production expenses	$371	$29	$—	$—	$400
Media selling, general and administrative expenses	164	11	5	(4)	176
Non-media expenses	3	—	13	(1)	15
Corporate general and administrative expenses	31	1	1	12	45
Stock-based compensation	6	—	—	1	7
Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	22	—	2	1	25
Interest expense (net)(a)	71	—	(4)	—	67
Capital expenditures	30	—	—	—	30
Distributions to the noncontrolling interests	1	—	—	—	1
Cash distributions from equity investments	—	—	3	—	3
Net cash taxes paid					—

Net loss					(45)
Operating income (loss)	53	13	(7)	(22)	37
Adjusted EBITDA(b)	138	18	—	(11)	145
Note: Certain amounts may not summarize to totals due to rounding differences.
(a)Interest expense (net) excludes deferred financing costs, original issue discount amortization, and other non-cash interest expense, and is net of interest income.
(b)Adjusted EBITDA is defined as earnings before interest, tax, depreciation and amortization, and non-recurring and unusual transaction, implementation, legal, regulatory and other costs, as well as certain non-cash items such as stock-based compensation expense and other gains and losses less amortization of program costs. Refer to the reconciliation at the end of this press release and the Company’s website.

Consolidated Balance Sheet and Cash Flow Highlights of the Company:
•Total Company debt as of September 30, 2024 was $4,131 million.
•Cash and cash equivalents for the Company as of September 30, 2024 was $536 million, of which $202 million is SBG cash and $334 million is Ventures cash.
•As of September 30, 2024, 42.6 million Class A common shares and 23.8 million Class B common shares were outstanding, for a total of 66.4 million common shares.
•In September, the Company paid a quarterly cash dividend of $0.25 per share.
•Capital expenditures for the third quarter of 2024 were $17 million.

Notes:
Certain reclassifications have been made to prior years' financial information to conform to the presentation in the current year.

Outlook:
The Company currently expects to achieve the following results for the three months ending December 31, 2024 and the twelve months ending December 31, 2024.

For the three months ending December 31, 2024 ($ in millions)	Local Media	Tennis	Other	Corporate and Eliminations	Consolidated
Core advertising revenue	$307 to 315	$5	$9	$(6)	$315 to 323
Political advertising revenue	204	—	—	—	204
Advertising revenue	$511 to 519	$5	$9	$(6)	$519 to 527
Distribution revenue	386 to 388	49	—	—	436 to 438
Other media revenue	38	1	—	(1)	38
Media revenues	$936 to 945	$55 to 56	$9	$(8)	$992 to 1,002
Non-media revenue	—	—	12	—	12
Total revenues	$936 to 945	$55 to 56	$21	$(8)	$1,004 to 1,014

Media programming & production expenses and media selling, general and administrative expenses	$589 to 590	$43	$6	$(8)	$631
Non-media expenses	2	—	13	—	15
Amortization of program costs	19	—	—	—	19
Corporate general and administrative	24	—	1	13	39
Stock-based compensation	6	—	—	—	6
Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	7	—	1	—	8

Interest expense (net)(a)	67	—	(4)	—	63
Capital expenditures	27	1	4	—	32
Distributions to the noncontrolling interests	3	—	4	—	7
Cash distributions from equity investments	—	—	36	—	36
Net cash tax payments					1

Operating Income	$244 to 253	$6 to 7	$(1)	$(13)	$236 to 247
Adjusted EBITDA(b)	$314 to 324	$12	$2	$(14)	$314 to 325
Note: Certain amounts may not summarize to totals due to rounding differences.
(a)Interest expense (net) excludes deferred financing costs, original issue discount amortization, and other non-cash interest expense, and is net of interest income.
(b)Adjusted EBITDA is defined as earnings before interest, tax, depreciation and amortization, and non-recurring and unusual transaction, implementation, legal, regulatory and other costs, as well as certain non-cash items such as stock-based compensation expense and other gains and losses less amortization of program costs.

For the twelve months ending December 31, 2024 ($ in millions)	Local Media	Tennis	Other	Corporate and Eliminations	Consolidated
Core advertising revenue	$1,159 to 1,166	$38	$33	$(19)	$1,210 to 1,219
Political advertising revenue	406	—	—	—	406
Advertising revenue	$1,565 to 1,572	$38	$33	$(19)	$1,616 to 1,625
Distribution revenue	1,538 to 1,540	203	—	—	1,740 to 1,742
Other media revenue	155	4	—	(6)	153
Media revenues	$3,258 to 3,267	$245	$33	$(25)	$3,510 to 3,521
Non-media revenue	—	—	42	(5)	37
Total revenues	$3,258 to 3,267	$245	$75	$(30)	$3,548 to 3,558

Media programming & production expenses and media selling, general and administrative expenses	$2,287 to 2,288	$184	$23	$(25)	$2,469 to 2,470
Non-media expenses	8	—	49	(3)	54
Amortization of program costs	74	—	—	—	74
Corporate general and administrative	118	2	3	65	188
Stock-based compensation	48	1	1	5	55
Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	32	—	3	6	41

Interest expense (net)(a)	281	—	(15)	—	265
Capital expenditures	87	2	4	—	93
Distributions to the noncontrolling interests	11	—	4	—	15
Cash distributions from equity investments	26	—	199	—	224
Net cash tax payments					3

Operating Income	$549 to 559	$38 to 39	$(2)	$(63)	$522 to 533
Adjusted EBITDA(b)	$851 to 861	$60 to 61	$4	$(55)	$860 to 871
Note: Certain amounts may not summarize to totals due to rounding differences.
(a)Interest expense (net) excludes deferred financing costs, original issue discount amortization, and other non-cash interest expense, and is net of interest income.
(b)Adjusted EBITDA is defined as earnings before interest, tax, depreciation and amortization, and non-recurring and unusual transaction, implementation, legal, regulatory and other costs, as well as certain non-cash items such as stock-based compensation expense and other gains and losses less amortization of program costs.

Sinclair Conference Call:
The senior management of Sinclair will hold a conference call to discuss the Company's third quarter 2024 results on Wednesday, November 6, 2024, at 4:30 p.m. ET. The call will be webcast live and can be accessed at www.sbgi.net under "Investor Relations/Events and Presentations." After the call, an audio replay will remain available at www.sbgi.net. The press and the public will be welcome on the call in a listen-only mode. The dial-in number is (888) 506-0062, with entry code 791357.

About Sinclair:
Sinclair, Inc. is a diversified media company and a leading provider of local news and sports. The Company owns, operates and/or provides services to 185 television stations in 86 markets affiliated with all the major broadcast networks; and owns Tennis Channel and multicast networks Comet, CHARGE!, TBD., and The Nest. Sinclair’s content is delivered via multiple platforms, including over-the-air, multi-channel video program distributors, and the nation’s largest streaming aggregator of local news content, NewsON. The Company regularly uses its website as a key source of Company information which can be accessed at www.sbgi.net.

Sinclair, Inc. and Subsidiaries
Preliminary Unaudited Consolidated Statements of Operations
(In millions, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
REVENUES:
Media revenues	$908	$758	$2,519	$2,285
Non-media revenues	9	9	25	23
Total revenues	917	767	2,544	2,308

OPERATING EXPENSES:
Media programming and production expenses	414	400	1,247	1,211
Media selling, general and administrative expenses	201	176	591	557
Amortization of program costs	18	18	55	59
Non-media expenses	14	15	39	36
Depreciation of property and equipment	26	24	76	80
Corporate general and administrative expenses	41	45	149	165
Amortization of definite-lived intangible assets	37	42	113	124
Loss on deconsolidation of subsidiary	—	10	—	10
(Gain) loss on asset dispositions and other, net of impairment	(13)	—	(11)	11
Total operating expenses	738	730	2,259	2,253
Operating income	179	37	285	55

OTHER INCOME (EXPENSE):
Interest expense including amortization of debt discount and deferred financing costs	(78)	(77)	(230)	(227)
Gain on extinguishment of debt	—	4	1	15
Income from equity method investments	—	—	92	30
Other income (expense), net	24	(21)	22	(48)
Total other expense, net	(54)	(94)	(115)	(230)
Income (loss) before income taxes	125	(57)	170	(175)
INCOME TAX (PROVISION) BENEFIT	(29)	12	(30)	236
NET INCOME (LOSS)	96	(45)	140	61
Net loss attributable to the redeemable noncontrolling interests	—	—	—	4
Net income attributable to the noncontrolling interests	(2)	(1)	(6)	(15)
NET INCOME (LOSS) ATTRIBUTABLE TO SINCLAIR	$94	$(46)	$134	$50
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO SINCLAIR:
Basic earnings per share	$1.43	$(0.74)	$2.06	$0.75
Diluted earnings per share	$1.43	$(0.74)	$2.05	$0.75
Basic weighted average common shares outstanding (in thousands)	66,355	63,325	65,570	65,670
Diluted weighted average common and common equivalent shares outstanding (in thousands)	66,526	63,325	65,709	65,727

Adjusted EBITDA is a non-GAAP operating performance measure that management and the Company’s Board of Directors uses to evaluate the Company’s operating performance and for executive compensation purposes. The Company believes that Adjusted EBITDA provides useful information to investors by allowing them to view the Company’s business through the eyes of management and is a measure that is frequently used by industry analysts, investors and lenders as a measure of relative operating performance.

Adjusted EBITDA is provided on a forward-looking basis under the section entitled “Outlook” above. The Company has not included a reconciliation of projected Adjusted EBITDA to net income, which is the most directly comparable GAAP measure, for the periods presented in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company’s projected Adjusted EBITDA excludes certain items that are inherently uncertain and difficult to predict including, but not limited to, income taxes. Due to the variability, complexity and limited visibility of the adjusting items that would be excluded from projected Adjusted
EBITDA in future periods, management does not rely upon them for internal use or measurement of operating performance, and therefore cannot create a quantitative projected Adjusted EBITDA to net income reconciliation for the periods presented without unreasonable efforts. A quantitative reconciliation of projected Adjusted EBITDA to net income for the periods presented would imply a degree of precision and certainty as to these future items that does not exist and could be confusing to investors. From a qualitative perspective, it is anticipated that the differences between projected Adjusted EBITDA to net income for the periods presented will consist of items similar to those described in the reconciliation of historical results below. The timing and amount of any of these excluded items could significantly impact the Company’s net income for a particular period. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis.

In addition to the reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income, below, the Company also discloses a reconciliation of the Adjusted EBITDA of its segments to its more directly comparable GAAP measure, segment operating income.

Non-GAAP measures are not formulated in accordance with GAAP, are not meant to replace GAAP financial measures and may differ from other companies’ uses or formulations. Further discussions and reconciliations of the Company's non-GAAP financial measures to their most directly comparable GAAP financial measures can be found on its website www.sbgi.net.

Sinclair, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measurements - Unaudited
All periods reclassified to conform with current year GAAP presentation and Adjusted EBITDA definitional change due to routine SEC comment process
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of Consolidated Sinclair, Inc. Net Income to Consolidated Adjusted EBITDA
Net income (loss)	$96	$(45)	$140	$61
Add: Income tax provision (benefit)	29	(12)	30	(236)
Add: Other (income) expense	(3)	6	(29)	3
Add: Income from equity method investments	—	—	(92)	(30)
Add: (Income) loss from other investments and impairments	(15)	25	30	78
Add: Gain on extinguishment of debt/insurance proceeds	—	(4)	(3)	(15)
Add: Interest expense	78	77	230	227
Less: Interest income	(6)	(10)	(21)	(33)
Less: Loss on deconsolidation of subsidiary	—	10	—	10
Less: (Gain) loss on asset dispositions and other, net of impairment	(13)	—	(11)	11
Add: Amortization of intangible assets & other assets	37	42	113	124
Add: Depreciation of property & equipment	26	24	76	80
Add: Stock-based compensation	11	7	49	42
Add: Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	9	25	34	55
Adjusted EBITDA	$249	$145	$546	$377

Three months ended September 30, 2024	Local Media	Tennis	Other
($ in millions)
Total revenues	$845	$60	$19
Media programming and production expenses	384	30	—
Media selling, general and administrative expenses	188	13	6
Depreciation and intangible amortization expenses	58	5	1
Amortization of program costs	18	—	—
Corporate general and administrative expenses	24	1	1
Non-media expenses	2	—	12
Gain on asset dispositions and other, net of impairment	(11)	—	(2)
Segment operating income	$182	$11	$1

Reconciliation of Segment GAAP Operating Income to Segment Adjusted EBITDA:
Segment operating income	$182	$11	$1
Depreciation and intangible amortization expenses	58	5	1
Gain on asset dispositions and other, net of impairment	(11)	—	(2)
Stock-based compensation	8	—	—
Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	7	—	2
Segment Adjusted EBITDA	$244	$16	$2

Three months ended September 30, 2023	Local Media	Tennis	Other
($ in millions)
Total revenues	$697	$59	$17
Media programming and production expenses	371	29	—
Media selling, general and administrative expenses	164	11	5
Depreciation and intangible amortization expenses	59	5	3
Amortization of program costs	18	—	—
Corporate general and administrative expenses	31	1	1
Non-media expenses	3	—	13
(Gain) loss on asset dispositions and other, net of impairment	(2)	—	2
Segment operating income (loss)	$53	$13	$(7)

Reconciliation of Segment GAAP Operating Income to Segment Adjusted EBITDA:
Segment operating income (loss)	$53	$13	$(7)
Depreciation and intangible amortization expenses	59	5	3
(Gain) loss on asset dispositions and other, net of impairment	(2)	—	2
Stock-based compensation	6	—	—
Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	22	—	2
Segment Adjusted EBITDA	$138	$18	$—

Forward-Looking Statements:
The matters discussed in this news release, particularly those in the section labeled “Outlook,” include forward-looking statements regarding, among other things, future operating results. When used in this news release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to, the rate of decline in the number of subscribers to services provided by traditional and virtual multi-channel video programming distributors (“Distributors”); the Company’s ability to generate cash to service, or to refinance on attractive terms if at all, its substantial indebtedness; the successful execution of outsourcing agreements; the successful execution of retransmission consent agreements; the successful execution of network and Distributor affiliation agreements; the Company’s ability to identify and consummate acquisitions and investments, to manage increased financial leverage resulting from acquisitions and investments, and to achieve anticipated returns on those investments once consummated; the Company’s ability to compete for viewers and advertisers; pricing and demand fluctuations in local and national advertising; the appeal of the Company’s programming and volatility in programming costs; material legal, financial and reputational risks and operational disruptions resulting from a breach of the Company’s information systems; the impact of FCC and other regulatory proceedings against the Company; compliance with laws and uncertainties associated with potential changes in the regulatory environment affecting the Company’s business and growth strategy; the impact of pending and future litigation claims against the Company; the Company’s limited experience in operating or investing in non-broadcast related businesses; and any risk factors set forth in the Company’s recent reports on Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission. There can be no assurances that the assumptions and other factors referred to in this release will occur. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.
###

Investor Contacts:
Christopher C. King, VP, Investor Relations
Billie-Jo McIntire, AVP, Investor Relations
(410) 568-1500

Media Contact:
jbellucci-c@sbgtv.com

Category: Financial